Exhibit 7.04

AMENDED AND RESTATED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares (including Class A ordinary shares represented by American Depositary Shares) of 58.com Inc., a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement amends and restates in its entirety the Joint Filing Agreement previously entered into on May 11, 2020 by certain of the signatories hereto. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 17, 2020.

Jinbo Yao

/s/ Jinbo Yao

Internet Opportunity Fund LP

By:	Internet Opportunity Company, its general partner

By:	/s/ Jinbo Yao
	Name:	Jinbo Yao
	Title:	Director

Internet Opportunity Company

By:	/s/ Jinbo Yao
	Name:	Jinbo Yao
	Title:	Director

The Xinyi Trust

By:	/s/ Valerie WONG Siew Keng and Luna CHRISTIE
	Name:	Valerie WONG Siew Keng and Luna CHRISTIE
	Title:	Authorized Signatories
For and on behalf of Credit Suisse Trust Limited, as Trustee of The Xinyi Trust

Xinyi Limited

By:	/s/ Valerie WONG Siew Keng and Luna CHRISTIE
	Name:	Valerie WONG Siew Keng and Luna CHRISTIE
	Title:	Authorized Signatories
For and on behalf of Bukit Merah Limited and Tanah Merah Limited, as Corporate Directors of Xinyi Limited

Nihao China Corporation

By:	/s/ Jinbo Yao
	Name:	Jinbo Yao
	Title:	Director